Calculation of Filing Fee Tables
S-3
ZeroStack Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.0001 par value	457(o)
		Equity	Preferred Stock, $0.0001 par value	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Subscription Receipts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 75,000,000.00	0.0001381	$ 10,357.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 75,000,000.00		$ 10,357.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 7,751.00
			Net Fee Due:						$ 2,606.50
Offering Note
[1]	The securities registered hereunder include such indeterminate number of (a) common stock, (b) preferred stock, (c) debt securities, (d) warrants to purchase shares of common stock, shares of preferred stock or other securities of the registrant, (e) rights to purchase shares of common stock or other securities of the registrant, (f) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant, and (g) subscription receipts for shares of common stock, warrants, shares of preferred stock, or any combination thereof as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $75,000,000.There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act"). Represents the total of the fee offsets claimed pursuant to Rule 457(p) under the Securities Act for the portion of registration fee previously paid with respect to the unsold securities of the Registrant, as set forth in Table 2.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Flora Growth Corp.	S-3	333-274204	08/25/2023		$ 7,751.00	Unallocated (Universal) Shelf	Unallocated (universal shelf)		$ 70,340,018.00
Fee Offset Sources		Flora Growth Corp.	S-3	333-274204		08/25/2023						$ 7,751.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously paid an aggregate of USD$8,816 in filing fees in connection with the registration of an aggregate of $80,000,000 of securities of securities pursuant to the Registrant's Registration Statement on Form S-3 filed on August 25, 2023, as amended on a pre-effective basis on August 30, 2023, and declared effective on September 6, 2023 (the "Previous Registration Statement"), which included a filing fee offset of $1,854 attributable to unsold securities previously registered on the Company's Registration Statement on Form F-3 (No. 333-267585) filed on September 23, 2022, and declared effective on October 5, 2022. The Registrant has issued an aggregate of $9,659,982 of securities under the Previous Registration Statement as follows: (1) the Registrant issued an aggregate of $2,738,000 of common shares pursuant to the prospectus supplement filed with the SEC on September 20, 2023; (2) the Registrant issued an aggregate of $3,230,000 of common shares pursuant to the prospectus supplement filed with the SEC on April 5, 2024; (3) the Registrant issued an aggregate of $3,562,500 of common shares pursuant to the prospectus supplement filed with the SEC on December 16, 2024; and (4) the Registrant issued an aggregate of $129,482 of common shares pursuant to the prospectus supplement filed with the SEC on September 23, 2025. Therefore, an aggregate of $7,751.47 of SEC filing fees remains unutilized and is attributable to USD$70,340,018 of unsold securities previously registered under the Previous Registration Statement and is available for future registration fees pursuant to Rule 457(p) under the Securities Act. As a result, a USD$2,606.03 registration fee is payable in connection with this Registration Statement. The Previous Registration Statement and the offering of the unsold securities registered under the Previous Registration Statement will be deemed terminated as of the effective date of this Registration Statement.

Offset Note
[2]	This amount is attributable to the aggregate amount of unsold securities that were previously registered under the Previous Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date